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                                                                     Exhibit (9)

                              [MetLife Letterhead]

                                             MARIE C. SWIFT
                                             ASSOCIATE GENERAL COUNSEL
                                             METROPOLITAN LIFE INSURANCE COMPANY

                                November 3, 2003



Metropolitan Life Insurance Company
One Madison Avenue
New York, New York   10010

Ladies and Gentlemen:

      This opinion is furnished in connection with the filing with the Securities and Exchange Commission of the registration statement under the Securities Act of 1933 on Form N-4 (the "Registration Statement"). This Registration Statement is being filed by Security Equity Separate Account Twenty-Six (the "Account") with respect to individual variable annuity contracts (the "Contracts") issued by Metropolitan Life Insurance Company ("Metropolitan Life").

      I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

      1. Metropolitan Life has been duly organized under the laws of the State of New York and is a validly existing corporation.

      2. The Account is validly existing as a separate account pursuant to
Section 4240 of Chapter 28 of the Consolidated Laws of New York.

      3. The portion of the assets to be held in the Account equal to the reserves and other liabilities under the Contracts is not chargeable with liabilities arising out of any other business Metropolitan Life may conduct.

      4. The Contracts, when issued as contemplated by the Registration Statement and in compliance with applicable local law, will constitute legal, validly issued and binding obligations of Metropolitan Life in accordance with their terms.
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Metropolitan Life Insurance Company
November 3, 2003
Page 2


      I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Registration Statement on Form N-4.

                                                     Very truly yours,



                                                     /s/ Marie C. Swift

                                                     Marie C. Swift
                                                     Associate General Counsel